UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 15, 2023

THERAPEUTICSMD, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-00100	87-0233535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Yamato Road, Suite 220

Boca Raton, FL 33431

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (561) 961-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	TXMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230-405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 15, 2023 (the “Effective Date”), TherapeuticsMD, Inc., a Nevada corporation (the “Company”), entered into a Master Services Agreement (the “Master Services Agreement”) with JZ Advisory Group (“JZ”), pursuant to which, among other things, JZ will serve as an independent consultant for the purpose of providing the Company with certain support services, including the services of Joseph Ziegler as the Company’s Principal Financial Officer.

The Company has agreed to pay JZ $10,000 a month for the services provided under the Master Services Agreement during the third quarter of 2023, which monthly rate will continue until the parties negotiate a future retainer amount. Mr. Ziegler was also granted 7,500 restricted stock units, which vest on the earlier of one year from the date of grant or upon a change of control.

The Master Services Agreement commenced on the Effective Date and will continue through the third anniversary of the Effective Date, unless earlier terminated (the “Term”). The Term will automatically be extended for successive one-year periods unless either party provides written notice of non-extension no less than thirty (30) days in advance. The Master Services Agreement may be terminated pursuant to its terms.

The Master Services Agreement contains certain covenants and agreements of the parties, including certain indemnification obligations of each party.

The foregoing summary of the Master Services Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Master Services Agreement, which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending September 30, 2023.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2023, Mr. Michael C. Donegan, the Principal Financial and Accounting Officer of the Company, notified the Company of his decision to resign from such positions, effective as of August 17, 2023. Mr. Ziegler succeeded Mr. Donegan as Principal Financial and Accounting Officer as of the effective date of Mr. Donegan’s resignation.

Mr. Ziegler has no family relationships with any of the Company’s directors or executive officers, and, other than as described in this Current Report on Form 8-K, since the beginning of the Company’s last fiscal year, the Company has not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which the Company was or is to be a participant and in which Mr. Ziegler had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000.

Mr. Ziegler, age 50, has served as founder and chief executive officer of JZ Advisory Group, a consulting company largely focused on providing fractional CFO and outsourced accounting services to middle-market and entrepreneurial businesses, since January 2022. He previously served as the Chief Financial Officer of DAS Health, a private equity owned provider of IT Services to healthcare providers, from April 2021 to December 2021 and as the Chief Financial Officer of Encompass Onsite, a provider of end-to-end property solutions, from November 2018 to February 2021. Prior to joining Encompass, he held multiple roles as a CFO in the healthcare industry, including private equity backed specialty pharmacy Biomatrix and Novis Pharmaceuticals. Mr. Ziegler has been a director of Progressive Care Inc. since December 2021. He earned his B.S. in Finance and an M.B.A. from Florida Atlantic University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2023	THERAPEUTICSMD, INC.

/s/ Marlan Walker
Marlan Walker
Chief Executive Officer